UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

enCore Energy Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-41489	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Berkshire Lane, Suite 210, Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (361) 239-2025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	EU	The Nasdaq Capital Market LLC TSX Venture Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2025, the Board of Directors of enCore Energy Corp. (the “Company”) designated Robert Willette as principal financial officer and principal accounting officer of the Company while the Company conducts its previously announced search for a new Chief Financial Officer.

Mr. Willette has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Willette, age 50, has served as the Company’s Acting Chief Executive Officer since March 2025 and as Chief Legal Officer since February 2024. Previously, Mr. Willette served as the Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of ProFrac Holdings Corp. from September 2020 until October 2023. From October 2017 until October 2020, Mr. Willette served as Senior Vice President, General Counsel, Chief Compliance Officer, Corporate Secretary and Chief ESG Officer of CARBO Ceramics, Inc. Mr. Willette holds a B.S., an M.B.A., and a J.D. from the University of Kansas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY CORP.

By:	/s/ Robert Willette
Robert Willette
Acting Chief Executive Officer and Chief Legal Officer

Dated: August 14, 2025